Exhibit 99.1
Valero Energy Corporation Reports
Fourth Quarter and Full Year 2005 Earnings
Tenth Consecutive Quarter of Record Earnings
SAN ANTONIO, January 31, 2006 — Valero Energy Corporation (NYSE: VLO) today marked its tenth consecutive quarter of record earnings with net income for the fourth quarter of 2005 of $1.3 billion, or $2.06 per share, compared to $489 million, or $0.88 per share, for the same period last year. Results for the fourth quarter include a $55 million pre-tax gain on the sale of the company’s 20 percent interest in the Javelina off-gas processing joint venture in Corpus Christi. Excluding this special item, earnings per common share for the fourth quarter of 2005 would have been $2.00. There were no special items related to LIFO impacts in the fourth quarter. The company’s per share results for all periods reflect the two-for-one common stock split distributed on December 15, 2005.
For the year ended December 31, 2005, Valero’s net income was a record $3.6 billion, or $6.10 per share, versus $1.8 billion, or $3.27 per share, in 2004. Excluding the special item discussed above and the $621 million pre-tax LIFO charge in the third quarter of 2005, the company’s net income for 2005 was $4 billion, or $6.76 per share. The company’s debt-to-capitalization ratio, net of cash, was 24.8 percent as of December 31, 2005, compared to 30.7 percent as of December 31, 2004.
Fourth quarter operating income for the company’s refining segment was $2.1 billion, compared to $884 million for the same period in 2004. The company benefited from the addition of the four former Premcor Inc. refineries, which contributed approximately $485 million to operating income during the quarter, and the higher refined product margins in October resulting from the refinery shutdowns due to hurricanes Katrina and Rita.
“Our outstanding fourth quarter results completed what was another record year for Valero,” said Bill Klesse, Valero’s Chief Executive Officer. “These strong earnings demonstrate not only the sustainably higher refining margin environment, but also the high-quality, diverse asset base that has been put together under the leadership of Chairman Bill Greehey. We remain as committed as ever to growing our company, supporting our employees and their communities, and creating additional value for our stockholders.
“With respect to refinery operations in the fourth quarter, our throughputs exceeded 3 million barrels per day for the first time in our history and would have been even higher had Port Arthur not been down for part of October due to the damage done by Hurricane Rita and an extended turnaround at Delaware City,” said Klesse.

Regarding the company’s cash flows, capital spending for the fourth quarter was $1 billion and $2.6 billion for the full year. With respect to other uses of cash during the quarter, the company paid off the remaining $800 million outstanding under the $1.5 billion term loan used to fund a portion of the Premcor purchase price, a full year earlier than originally projected. The company also purchased approximately $380 million of its common stock. For the full year, the company repaid $2.4 billion of debt and purchased approximately $570 million of its common stock.
“For 2006, our capital budget is $3.4 billion and debt maturities are only $220 million. With our continued strong earnings, it’s likely that we will have a record amount of free cash flow available in 2006, giving us ample resources to create additional shareholder value,” said Klesse.
“So far in the first quarter, we’ve seen a continuation of solid refined product margins and wide sour crude discounts. Compared to last year, gasoline demand is up around one percent and distillate demand is up about half of a percent. On a days-of-supply basis, gasoline is currently at an all-time low for this time of year. With respect to distillate, despite the warm weather in January, days-of-supply is at normal levels for this time of year, primarily due to tight low-sulfur diesel supplies. And, keep in mind that this year’s spring turnaround season is projected to be one of the heaviest on record. So, looking at the forward curve, gasoline and distillate margins are headed higher. As far as sour crude discounts are concerned, we expect them to continue to be wide for the foreseeable future.
“Looking at refining fundamentals for 2006, we feel very confident that refined product supplies are going to remain tight given the likelihood of continued economic growth, both in the U.S. and abroad, limited new refining capacity coming online this year and the anticipated impact of regulatory changes on transportation fuels. The convergence of dramatically lower sulfur limitations in gasoline and diesel and the removal of MTBE from gasoline in the U.S. will not only affect the ability of U.S. refiners to produce on-spec product, but will also impact imports. We expect that sustained high prices are going to be required to attract the necessary supply to meet growing U.S. refined product demand. Compounding these challenges is the fact that 2006 is forecast to be one of the heaviest turnaround seasons on record for the U.S. refining industry, so building inventory ahead of this summer’s driving season will be more difficult. For these and many other reasons, we strongly believe that 2006 will be the best year yet for the refining industry and another record year for Valero,” said Klesse.
Valero’s senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s website at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and annual revenues of more than $80 billion. The company owns and operates 18 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.3 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with more than 5,000 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.
Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the proxy statement/prospectus dated July 13, 2005 regarding the merger of Valero and Premcor, and the amended Form S-4 Registration Statement filed with the Securities and Exchange Commission (as the same may be supplemented or amended). Also, see both companies’ reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the Valero web site at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005 (1)	2004
STATEMENT OF INCOME DATA:
Operating Revenues (including $2,759, $1,445, $7,841 and $4,934, respectively, related to buy/sell arrangements) (2)(3)	$25,894	$15,391	$82,162	$54,619

Costs and Expenses:
Cost of Sales (2)	22,284	13,537	71,673	47,797
Refining Operating Expenses	988	588	2,926	2,141
Retail Selling Expenses	210	187	771	705
General and Administrative Expenses	155	116	458	379
Depreciation and Amortization Expense	260	154	875	618

Total Costs and Expenses	23,897	14,582	76,703	51,640

Operating Income	1,997	809	5,459	2,979

Equity in Earnings of Valero L.P.	9	10	41	39

Other Income (Expense), Net (4)	57	(52)	53	(48)

Interest and Debt Expense:
Incurred	(104)	(75)	(334)	(297)
Capitalized	29	10	68	37

Income Before Income Tax Expense	1,988	702	5,287	2,710

Income Tax Expense	641	213	1,697	906

Net Income	1,347	489	3,590	1,804

Preferred Stock Dividends	1	4	13	13

Net Income Applicable to Common Stock	$1,346	$485	$3,577	$1,791

Earnings per Common Share	$2.17	$0.95	$6.51	$3.51

Weighted Average Common Shares Outstanding (in millions) (5)	620	513	549	510
Earnings per Common Share — Assuming Dilution	$2.06	$0.88	$6.10	$3.27

Earnings per Common Share — Assuming Dilution Excluding Premcor LIFO Charge, Javelina Disposition Gain and Clear Lake Methanol Write-Off (6)	$2.00	$0.94	$6.76	$3.33

Weighted Average Common Equivalent Shares Outstanding (in millions) (5)	654	555	588	552

	December 31,	December 31,
	2005	2004
BALANCE SHEET DATA:
Cash	$436	$864

Total Debt	$5,378	$4,313

Debt-to-Capitalization Ratio (net of cash) (7)	24.8%	30.7%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005 (1)	2004
Operating Income (Loss) by Business Segment:
Refining	$2,107	$884	$5,846	$3,225

Retail:
U.S.	51	31	72	87
Northeast	12	22	69	88

Total Retail	63	53	141	175

Total Before Corporate	2,170	937	5,987	3,400
Corporate	(173)	(128)	(528)	(421)

Total	$1,997	$809	$5,459	$2,979

Depreciation and Amortization by Business Segment:
Refining	$218	$126	$722	$518

Retail:
U.S.	18	11	60	37
Northeast	6	5	23	21

Total Retail	24	16	83	58

Total Before Corporate	242	142	805	576
Corporate	18	12	70	42

Total	$260	$154	$875	$618

Operating Highlights:
Refining:
Throughput Margin per Barrel	$11.91	$7.78	$11.14	$7.44

Operating Costs per Barrel:
Refining Operating Expenses	$3.55	$2.86	$3.22	$2.70
Depreciation and Amortization	0.79	0.62	0.80	0.66

Total Operating Costs per Barrel	$4.34	$3.48	$4.02	$3.36

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	703	523	548	485
Medium/Light Sour Crude	696	608	610	575
Acidic Sweet Crude	78	66	103	92
Sweet Crude	905	522	670	531
Residuals	173	165	181	136
Other Feedstocks	155	115	132	128

Total Feedstocks	2,710	1,999	2,244	1,947
Blendstocks and Other	314	234	244	215

Total Throughput Volumes	3,024	2,233	2,488	2,162

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,437	1,029	1,174	1,034
Distillates	958	686	763	650
Petrochemicals	84	72	72	71
Other Products (8)	546	460	481	417

Total Yields	3,025	2,247	2,490	2,172

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005 (1)	2004
Refining Operating Highlights by Region: (9)
Gulf Coast: (10)
Operating Income	$1,316	$639	$3,932	$1,976

Throughput Volumes (Mbbls per Day) (11)	1,587	1,297	1,364	1,213

Throughput Margin per Barrel	$13.07	$8.46	$11.73	$7.69

Operating Costs per Barrel:
Refining Operating Expenses	$3.29	$2.64	$3.09	$2.65
Depreciation and Amortization	0.77	0.47	0.74	0.59

Total Operating Costs per Barrel	$4.06	$3.11	$3.83	$3.24

Mid-Continent: (12)
Operating Income	$358	$17	$850	$229

Throughput Volumes (Mbbls per Day) (11)	549	287	364	291

Throughput Margin per Barrel	$11.26	$4.33	$10.44	$5.50

Operating Costs per Barrel:
Refining Operating Expenses	$3.61	$3.06	$3.40	$2.75
Depreciation and Amortization	0.57	0.65	0.65	0.60

Total Operating Costs per Barrel	$4.18	$3.71	$4.05	$3.35

Northeast:
Operating Income	$216	$144	$717	$502

Throughput Volumes (Mbbls per Day) (11)	570	391	448	380

Throughput Margin per Barrel	$9.28	$7.10	$8.33	$6.22
Operating Costs per Barrel:
Refining Operating Expenses	$4.37	$2.41	$3.16	$2.01
Depreciation and Amortization	0.79	0.68	0.78	0.60

Total Operating Costs per Barrel	$5.16	$3.09	$3.94	$2.61

West Coast:
Operating Income	$217	$84	$968	$518

Throughput Volumes (Mbbls per Day)	318	258	312	278

Throughput Margin per Barrel	$11.91	$9.25	$13.42	$10.02

Operating Costs per Barrel:
Refining Operating Expenses	$3.29	$4.43	$3.68	$3.86
Depreciation and Amortization	1.21	1.24	1.23	1.06

Total Operating Costs per Barrel	$4.50	$5.67	$4.91	$4.92

Operating Income for Regions Above	$2,107	$884	$6,467	$3,225
LIFO Charge Resulting from Premcor Acquisition (See Note (1))	—	—	(621)	—

Total Refining Operating Income	$2,107	$884	$5,846	$3,225

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Retail — U.S.:
Company — Operated Fuel Sites (Average)	1,024	1,069	1,024	1,106
Fuel Volumes (Gallons per Day per Site)	4,671	4,592	4,830	4,644
Fuel Margin per Gallon	$0.266	$0.184	$0.154	$0.142
Merchandise Sales	$224	$220	$934	$925
Merchandise Margin (Percentage of Sales)	29.5%	28.7%	29.7%	28.4%
Margin on Miscellaneous Sales	$35	$27	$126	$100
Selling Expenses	$149	$131	$549	$505

Retail — Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,239	3,297	3,204	3,250
Fuel Margin per Gallon	$0.211	$0.218	$0.211	$0.211
Merchandise Sales	$38	$37	$150	$140
Merchandise Margin (Percentage of Sales)	25.9%	23.2%	25.6%	23.8%
Margin on Miscellaneous Sales	$7	$7	$30	$24
Selling Expenses	$61	$56	$222	$200

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$59.98	$48.29	$56.44	$41.42
WTI Less Sour Crude Oil (13)	$7.50	$7.63	$6.88	$5.31
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$2.13	$5.68	$3.06	$2.53
WTI Less Maya Crude Oil	$16.75	$15.99	$15.58	$11.43

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$7.49	$2.51	$10.60	$7.73
No. 2 Fuel Oil Less WTI	$15.81	$7.23	$11.57	$3.98
Propylene Less WTI	$20.62	$15.91	$10.11	$9.80
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$6.45	$3.49	$10.39	$8.59
Low-Sulfur Diesel Less WTI	$22.88	$9.59	$15.54	$6.95
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$6.98	$3.74	$8.95	$8.15
No. 2 Fuel Oil Less WTI	$14.01	$9.72	$11.60	$5.44
Lube Oils Less WTI	$45.50	$25.51	$33.68	$23.83
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$11.57	$16.24	$19.42	$19.39
Low-Sulfur Diesel Less ANS	$19.95	$17.21	$20.69	$15.48

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(1)	The information presented for the twelve months ended December 31, 2005 includes the operations related to the acquisition of Premcor Inc. commencing on September 1, 2005. The statement of income information presented herein for the twelve months ended December 31, 2005 includes the effect of a $621 million pre-tax LIFO charge resulting from the difference between the fair market value recorded for the inventories acquired in the Premcor Acquisition under purchase accounting and the amounts required to be recorded in applying Valero’s LIFO accounting policy.

(2)	Valero Energy Corporation’s buy/sell arrangements involve linked purchases and sales related to crude oil contracts entered into to address location, quality or grade requirements. Included in cost of sales are amounts which approximate the revenues resulting from these transactions.

(3)	Includes excise taxes on sales by Valero’s U.S. retail system of $196 and $201 for the three months ended December 31, 2005 and 2004, respectively, and $807 and $832 for the twelve months ended December 31, 2005 and 2004, respectively.

(4)	Other income (expense), net for the three months and twelve months ended December 31, 2005 includes a $54.5 million pre-tax gain on the sale of Valero Energy Corporation’s 20% interest in the Javelina off-gas processing joint venture. Other income (expense), net for the three months and twelve months ended December 31, 2004 includes a $57.2 million pre-tax write-off of Valero’s joint venture interest in the Clear Lake Methanol Plant.

(5)	Weighted average common and common equivalent shares outstanding and earnings per common share amounts for the three months and twelve months ended December 31, 2004 have been restated to reflect the effect of a two-for-one split of Valero’s common stock which was effected in the form of a common stock dividend distributed on December 15, 2005.

(6)	The following provides a reconciliation of net income under generally accepted accounting principles (GAAP) to net income utilized in determining earnings per common share assuming dilution excluding the identified nonrecurring items.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income under GAAP	$1,347	$489	$3,590	$1,804
Nonrecurring items (net of tax):
Plus: Premcor LIFO charge (note (1))	—	—	422	—
Less: Gain on Javelina sale (note (4))	(37)	—	(37)	—
Plus: Write-off of Clear Lake Methanol Plant investment (note (4))	—	35	—	35

Adjusted net income	$1,310	$524	$3,975	$1,839

Weighted average common equivalent shares outstanding (in millions)	654	555	588	552

Earnings per common share- assuming dilution excluding
nonrecurring items	$2.00	$0.94	$6.76	$3.33

(7)	The following is a reconciliation of the debt-to-capitalization ratio. This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	December 31,	December 31,
	2005	2004
Debt:
Debt, including current maturities and capital lease obligations, per the balance sheet	$5,378	$4,313
Letter of credit supporting indebtedness of others	18	—
Less: Cash and temporary cash investments	(436)	(864)

Total debt (net of cash)	4,960	3,449

Stockholders’ equity	15,051	7,798

Total capitalization	$20,011	$11,247

Debt-to-capitalization ratio (net of cash)	24.8%	30.7%

(8)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke and asphalt.

(9)	The regions reflected herein contain the following refineries subsequent to the Premcor acquisition: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, Memphis and Lima Refineries; Northeast- Quebec, Paulsboro and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries. The Mid-Continent region also included the Denver Refinery for periods prior to its disposition on May 31, 2005.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(10)	The information presented for the twelve months ended December 31, 2004 includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero’s acquisition of these facilities from El Paso Corporation. Throughput volumes for the Gulf Coast region for the twelve months ended December 31, 2004 are based on a 366-day period, which results in 183 Mbbls per day being included for Aruba. Throughput volumes for Aruba for the 302 days of its operations during the twelve-month period averaged 221 Mbbls per day.

(11)	Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the twelve months ended December 31, 2005 include 78, 106 and 63 Mbbls per day, respectively, related to the operations of the refineries acquired from Premcor Inc. commencing on September 1, 2005. Throughput volumes for those acquired refineries for the 122 days of their operations subsequent to the acquisition date of September 1, 2005 were 234, 317 and 187 Mbbls per day, respectively, for the Gulf Coast, Mid-Continent and Northeast regions.

(12)	The information presented for the Mid-Continent region includes the operations of the Denver Refinery through May 31, 2005, the date of Valero’s sale of this facility to Suncor Energy (U.S.A.) Inc. Throughput volumes for the Mid-Continent region include 0, 39, 15 and 37 Mbbls per day, respectively, related to the Denver Refinery for the three months ended December 31, 2005 and 2004 and the twelve months ended December 31, 2005 and 2004.

(13)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.